UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

ATOSSA GENETICS INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-35610 (Commission file number)	26-4753208 (IRS Employer Identification No.)

1616 Eastlake Ave. East, Suite 510, Seattle, Washington 98102
(Address of principal executive offices and zip code)

(800) 351-3902
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2014, the Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The following items of business were considered and voted upon at the Annual Meeting: (i) election of two Class II directors to serve until the 2017 annual meeting; and (ii) ratification of the selection of KCCW Accountancy Corp. as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

The number of shares of common stock entitled to vote at the Annual Meeting was 24,428,568. The number of shares of common stock present or represented by valid proxy at the annual meeting was 14,300,991. All matters submitted to a binding vote of stockholders at the Annual Meeting were approved. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting, are set forth below:

(i) Election of two Class II Directors

Director Nominee	Votes For	Votes Withheld
Stephen J. Galli, M.D.	6,412,940	66,269
Richard I. Steinhart	6,358,949	120,260

There were 7,767,791 broker non-votes regarding this proposal.

(ii) Ratification of Auditors

 Stockholders ratified the appointment of KCCW Accountancy Corp. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The results of the voting were 13,519,719 votes for, 653,881 votes against, and 161,914 votes abstained. There were 6,751,337 broker non-votes regarding this proposal.

Item 9.01. Financial Statements and Exhibits

None

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATOSSA GENETICS INC.

Date: May 8, 2014	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary